EXHIBIT 3.47
CERTIFICATE OF FORMATION
OF
ALCOA FLEXIBLE PACKAGING LLC
     THIS CERTIFICATE OF FORMATION of Alcoa Flexible Packaging LLC (the “LLC”) is being duly executed and filed by Carol Halferty, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C.§ 18-101 et seq.).
     1. The name of the limited liability company formed hereby is Alcoa Flexible Packaging LLC.
     2. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.
     3. The name and address of the registered agent for service of process on the LLC in the state of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.
     IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of Alcoa Flexible Packaging LLC this 19th day of November 2004.

/s/ Carol Halferty
Name: Carol Halferty Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:12 PM 11/19/2004
FILED 05:12 PM 11/19/2004
SRV 040838925 – 3884435 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.	Name of Limited Liability Company: ALCOA FLEXIBLE PACKAGING LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company formed hereby is ALCOA PACKAGING LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 6th day of January, A.D. 2006.

By:	/s/ Lonnie F. Nicol
Authorized Person(s)

Name:	LONNIE F. NICOL, VICE PRESIDENT
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:09 PM 01/09/2006
FILED 11:54 AM 01/09/2006
SPV 060018998 – 3884435 FILE

CERTIFICATE OF AMENDMENT
OF
ALCOA PACKAGING LLC
     1. The name of the limited liability company is Alcoa Packaging LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
Article Second: “The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.”
     3. Article Third of the Certificate of Formation is stricken in its entirety.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Alcoa Packaging LLC this 5th day of January, 2007.

/s/ Steven Zimmer Steven Zimmer, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:24 PM 01/10/2007
FILED 08:46 PM 01/10/2007
SRV 070033056 – 3884435 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:26 PM 02/29/2008
FILED 12:26 PM 02/29/2008
SRV 080260584 – 3884435 FILE
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
Alcoa Packaging LLC
This Certificate of Amendment to Certificate of Formation of Alcoa Packaging LLC (the “Company”), a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act, has been duly executed and is being filed by the undersigned, to amend the Certificate of Formation of the Company as permitted by 6 Del. C. §18-202:
     1. The name of the limited liability company is Alcoa Packaging LLC.
     2. The certificate of formation of the Company is hereby amended by striking out the first article thereof and by substituting in lieu of said article the following new article:
“1. The name of the limited liability company is Reynolds Packaging LLC.”
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation this 29th day of February, 2008.

/s/ Helen D. Golding Name: Helen D. Golding
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:46 PM 02/05/2009
FILED 01:22 PM 02/05/2009
SRV 090106643 – 3884435 FILE
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
REYNOLDS PACKAGING LLC

     Reynolds Packaging LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1. The name of the limited liability company is Reynolds Packaging LLC.
2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, Delaware 19904
County of Kent

Executed on 2/3/09	/s/ Lawrence M. Tuskey Lawrence M. Tuskey, Authorized Person